UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) September 20, 2005
REGENT COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15392	31-1492857

(Commission File Number)	(IRS Employer Identification No.)
2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio 45202

(Address of Principal Executive Offices) (Zip Code)
(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant’s Employee Benefits Plans
     On September 20, 2005, Regent Communications, Inc. (“Regent”) was notified by the administrator of the Regent Communications, Inc. 401(k) Profit Sharing Plan (the “401(k) Plan”) that the 401(k) Plan will be changing its investments, trustee and recordkeeping services. As a result of these changes, participants in the 401(k) Plan temporarily will be unable to direct or diversify investments in their accounts, obtain a loan from the 401(k) Plan, or obtain a distribution from the 401(k) Plan. The period during which participants will be unable to exercise these rights otherwise available under the 401(k) Plan constitutes a “blackout period.”
     The blackout period will begin at 5:00 PM EST on October 21, 2005 and is expected to end November 25, 2005. Regent Communications, Inc.’s common stock (including any other securities for which the value is derived from Regent’s common stock) is subject to this blackout period.
     On September 20, 2005, Regent sent a notice (the “BTR Notice”) to its directors and executive officers informing them that they may not directly or indirectly purchase, sell or otherwise acquire or transfer any Regent common stock (including any other securities for which the value is derived from Regent’s common stock) during the blackout period, except as permitted by law as indicated in the BTR Notice. A copy of the BTR Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     A participant in the 401(k) Plan, a director or executive officer of Regent, a Regent security holder or other interested person may obtain information regarding the blackout period, including the actual ending date, for a period of two years thereafter by contacting Regent’s Human Resources Director, Ginger Scherbarth, at (859) 292-0030, 100 East RiverCenter Boulevard, 9th Floor, Covington, KY 41011.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit	Description
99.1	Notice to Directors and Executive Officers of Regent Communications, Inc. regarding 401(k) Plan Blackout Period

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2005	REGENT COMMUNICATIONS, INC.
	By:	/s/ ANTHONY A. VASCONCELLOS

Anthony A. Vasconcellos, Executive Vice President and Chief Financial Officer

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